SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2017

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-37504	45-3231576
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 834-8555

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On March 16, 2017, the Board of Directors of the Company appointed Jay E. Gould and Charles F. Withee to the Board of Directors of Provident Bancorp, Inc. (the “Company”).  It has not been determined which committees of the Board of Directors, if any, Mr. Gould will be appointed to, and it is expected that Mr. Withee will not be appointed to any committee of the Board of Directors.

Each of Messrs. Gould and Withee served as members of the Board of Directors of The Provident Bank, the wholly owned subsidiary of the Company, until their appointment as directors of the Company.  There are no arrangements or understandings between either Mr. Gould or Mr. Withee and any other person pursuant to which each individual became a director.  Neither Mr. Gould nor Mr. Withee is a party to any transaction with the Company or The Provident Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01                   Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              PROVIDENT BANCORP, INC.

DATE: March 17, 2017	By: /s/ David P. Mansfield
David P. Mansfield President and Chief Executive Officer